Exhibit 10.6.4


                                    AMENDMENT
                                     TO THE
                                ALBERTSON'S, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN


     This Amendment is made by Albertson's, Inc., a Delaware corporation (the "Corporation").

                                  RECITALS

     Whereas,  the  Corporation   established  the  Albertson's  Inc.  Executive
Deferred Compensation Plan effective December 5, 1983 (the "Plan");

     Whereas, the Corporation, pursuant to Section 8.01 of the Plan, retained the right to amend the Plan and Section 8.01 provides that the Plan may be amended without approval by the Board of Directors of Albertson's, Inc. ("Board"), provided that the amendments do not materially alter benefits and are non-monetary in their effect; and

     Whereas, the Committee has determined that it is advisable to amend the Plan in the manner hereinafter set forth.

                                    AMENDMENT

     Now therefore be it resolved that the Plan is amended, as of May 1, 2001, in the following respects:

1. Section 6.04(d) shall be amended to read as follows: The Participant may modify the form of the distribution of all or part of the Participant's Deferred Benefit Account, provided that such modification is made on a validly executed and filed election form at least twelve (12) months prior to the date on which the modification is to be effective. Notwithstanding the foregoing, distribution of the Participant's entire Deferred Benefit Account must be completed no later than the fifteenth year following the year in which distributions commence.

2.   Section 7.02 shall be deleted in its entirety:

3. Section 7.03 shall be amended to read as follows: If a Participant fails to designate a Beneficiary as provided above, or if all designated
     Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be the person or persons surviving him in the first of the following classes in which there is a survivor, share and share alike:

          (a)  The surviving Spouse;

          (b) The Participant's natural or legally adopted children except that if any of the children predecease the Participant but leave issue surviving, then such issue shall take by right of representation the share their parent would have taken if living; or

          (c)  The   Participant's   personal   representative    (executor   or
               administrator).

     IN WITNESS WHEREOF, Albertson's, Inc. has caused this instrument to be executed by its officer, duly authorized by its Board of Directors, this 25 day of May, 2001.

                                        ALBERTSON'S, INC.

                                        By:  /s/  Thomas R. Saldin
                                             ----------------------------------
                                             Thomas R. Saldin
                                             Executive Vice President
                                             Administration and General Counsel

























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